EXHIBIT 10.3

                           ILLUMINATED MEDIA INC.
                       15 S. Fifth Street, Suite 715
                           Minneapolis, MN 55402
                        (612) 338-3554 FAX 370-0381
                          TOLL-FREE: 800-776-0732

                   SKYWAY ADS    DISCOVERSCREEN    IM3-D

The undersigned advertiser, hereinafter called the Lessee, hereby authorizes SKYWAY ADVERTISING, hereinafter called the Lessor, to lease__________________ ___________ locations and to construct, erect and /or maintain ______________
___________________ indoor advertising display(s) on the following locations;

In consideration of the foregoing and mutual promises herein contained. It is agreed as follows:
l.) Lessee agrees lo pay $ __________________________________________ Dollars
in a lump sum as production cost) and/or $_______________ Dollars (for the first and last month of this agreement) and $______________________________ _______________________ Dollars per month thereafter to the Lessor for the full term of this, Lease. The first such monthly payment will become due and payable on the first day of each month. Succeeding monthly payments will become due and payable on the first day of each and every succeeding calendar month, until the expiration of the within Lease. This Agreement shall remain in force and effect for a period of (3) (6) (12) (18) (24) (36) _____________________ calendar months from the first month's billing date and shall continue thereafter from year to year on the terms herein agreed upon, unless either party shall have first given the other written notice of cancellation thirty (3O) days prior to the expiration date of the current term. A finance charge not to exceed 11/2 percent per month will be charged on any past-due balances.

2.) It is understood and agreed that the display, and or space leased hereunder are especially constructed and erected for Lessee; that it is of no value unless so used; that Lessor's major expenses of performance hereaher are fully incurred at the beginning of the term of this Lease and that it is a material consideration to Lessor in entering into this Lease; that Lessee shall pay the full rental as herein provided and that Lessee shall pay all the rental installments promptly when due. If the Lessee is a corporation or partnership, the Lessor may demand that an individual(s) provide a personal guarantee that the corporation or partnership will make the payments required by this Agreement. Further, it the corporation or partnership fails to make such payments, the personal guarantor will be individuly liable for the Lessee's obligations pursuant to the terms of this Agreement. Further, the personal guarantor will execute documents indicating that he/she will be individually liable for the Lessee's debts pursuant to the terms of this Agreement.

3.) Should any default occur in payment of rentals as herein provided;
         a.) the Lessor may, upon notice of the Lessee, which notice shall conclusively be deemed sufficient if mailed or delivered to Lessee at the address herein stated, declaring any balance owing for the unexpired term
to be immediately due and payable, or          b.) In lieu of continuing the
 Lease and accelerating said rentals as aforesaid, Lessor may, upon like notice, declare the Lease terminated for said default, and immediately upon mailing or delivery of said notice, remove and repossess said display bulletin and recover from Lessee eighty percent (80%) of any balance owing for the unexpired term as liquidated damage, the same to be Immediately due and payable within thirty (30) days. The Lessee specifically agrees that this eighty percent (80%) payment for any balance owing for the unexpired term is not a penalty but represents a reasonable forecast of general and special damages the Lessor is likely to incur as a result of a breach by the Lessee based on knowledge available to the parties at the time this contract is executed. The Lessee specfically acknowledges that this figure represents a reasonable forecast of general damages and further acknowledges that this liquidated damage provision is valid and enforceable.

4.) If for any cause or contingency whatsoever beyond Lessor's control, induding, without limiting the generallty of the inclusion, acts of God, war, riots, insurrection, strikes, shortages of labor or materials, present or future laws, ordinances, rules, orders or regulations. Lessor shall be unable to maintain any of the spaces covered hereby, this Agreement shall not terminate in whole or in part, but Lessor shall allow Lessee credit at the rate specified for the period during which such service shall not be furnished, such credit to be rendered by extending the advertising service to be of at least equal value with the amount of such credit.

5.) If, for any reason whatsoever the Lessor is unable to secure one or all of the spaces described above, the Lessee will not have specific performance of this contract as an available remedy. As an alternative to specific performance, the Lessor may satisfy its obligation under this Agreement by providing an equivalent location.

6.) The Lessee may only assign its rights pursuant to the terms of this Lease with the express written approval of the Lessor. Further, the Lessor will have a right of approval over any advertisement or display on any structure owned by the Lessor.

7.) The Lessee agrees that if at any time during the term of this lease any display furnished hereunder is not, in the Lessee's opinion, properly maintained, he will promptly report same to Lessor in writing.

8.) The written and printed provisions of this agreement embody all of the parties' agreements, conditions and representations and no prior or contemporaneous oral or written agreements between parties not contained herein shall be of any effect.

9.) Lessor agrees to build and erect the structures, and maintain said structure in good order during the life of this agreement.

10.) The above-referenced display(s) is and will remain the property of the Lessor and as such cannot be removed or assigned to another advertiser.

11.) Other terms of thls agreement;
_____________________________________________________________________
          Dated; _______________________________________________
Received by;
(Subject to acceptance by Lessor)  Lessee
________________________________________________________


(Salesman)          By:
_______________________________________________________________

                    Address;
__________________________________________________________
         Accepted by;
                           city; _________________________________ Zip
                           _____________________

(Lessor)   Phone; ___________________________________________________________
         1 :\13658\al032990.252